Exhibit 99.1

        Carreker Corporation Reports First Quarter Fiscal 2004 Results

     Carreker Reports Q1 2004 Net Loss of $812 Thousand, After Recording $1.7 Million Litigation Loss Provision and $539 Thousand Gain on Sale of
                               Equity Interest

    DALLAS, June 7 /PRNewswire-FirstCall/ -- Carreker Corporation
(Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reports its first quarter results. For the quarter-ended April 30, 2004, the Company reports revenues of $29.8 million, a net loss of $812 thousand and a diluted loss per share of $0.03.

                              ($ in millions, except per share data)

                                      1Q                     1Q
                                   FY 2004                FY 2003

     Total revenue                  $29.8                  $28.3
     Operating loss                 $(1.2)                 $(2.6)
     Net loss                       $(0.8)                 $(3.0)
     Loss per share, basic         $(0.03)                $(0.13)
     Loss per share, diluted       $(0.03)                $(0.13)


    The first quarter 2004 revenue of $29.8 million represents a 5% increase over the first quarter 2003 revenue of $28.3 million. The increase in revenue is primarily attributable to an increase in the RevE consulting business in several international markets and an increase in maintenance revenues due to strong cash collections. As expected, these increases were partially offset by lower license and implementation revenue.

    The first quarter 2004 operating loss of $1.2 million compares favorably to the $2.6 million operating loss from the first quarter of 2003 and does so primarily as a result of the higher revenue and improved gross margin in Q1 2004, which were partially offset by higher operating expenses. Operating expenses increased to $16.8 million in Q1 2004 from $14.8 million in Q1 2003 primarily as a result of a $1.7 million litigation loss provision booked in conjunction with compensatory damages awarded in recently concluded litigation. The impact to the Company's income statement due to the litigation loss provision approximates $0.07 per basic share. Of further note during the first quarter 2004, the Company recorded a gain of $539 thousand in other income when it sold its 25% interest in Cash Services Australia Pty. Limited, a cash outsourcing entity. The impact to the Company's income statement due to the sale approximates $0.02 per basic share.

    Some of the noteworthy highlights from the fiscal 2004 first quarter follow:

     First Quarter 2004 Highlights
     -- Q1 2004 revenue of $ 29.8 million as compared to $28.3 million in Q1 2003.
     --  Improved gross margin of 52% in Q1 2004 versus 44% in Q1 2003.
     -- Paid down $6.3 million of long-term debt reducing long-term debt to $0 at quarter-end.

    "We are experiencing increasing customer demand for technology and consulting solutions in our areas of focus," said J.D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. "Our challenge is to execute well in the face of industry consolidation, evolving market needs and increasing competition. As we continue to take steps to do so, we continue to believe we can achieve desirable results for all of our constituencies."

    Conference Call
    Management has scheduled a conference call tomorrow, Tuesday, June 8, 2004, at 11:00 a.m. Eastern Time. The conference call is intended to provide a forum for a discussion of the Company's first quarter fiscal 2004 financial results, business conditions, industry trends and other points of interest to investors. To join the conference call, domestic participants dial 888-482-0024, international participants dial 617-801-9702. All participants enter the passcode 93980779.
    A replay of the call will be available on Tuesday, June 8 from 1:00 p.m. Eastern Time through Monday, June 14 at 11:45 p.m. Eastern Time. To access the replay, domestic participants dial 888-286-8010, international participants dial 617-801-6888. All replay participants enter the passcode 97815657.

    Webcast
    A live webcast of the conference call, as well as the archive webcast, will be available through the investor relations (IR) section of the Company's website at http://ir.carreker.com . The webcast will also be distributed over CCBN's Investor Distribution Network. Individual investors can listed to the call through CCBN's individual investor center at http://www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (http://www.streetevents.com ).

    About Carreker Corporation
    Carreker Corporation improves earnings for financial institutions around the world. The Company's integrated consulting and software solutions are designed to increase clients' revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney. For more information, visit http://www.carreker.com .

    Forward-Looking Statements -- Except for historical information, the statements in this release, including statements regarding future financial performance, contain forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to the volatility in the Company's common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company's operations, markets, services, products and prices. For further information concerning certain of these risks and uncertainties, see under the caption "Forward Looking Statements and Risk Factors" in the Company's most recent Form 10-K for the year ended January 31, 2004. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.


                             CARREKER CORPORATION
                         Consolidated Balance Sheets
                                 (Unaudited)
                   (In thousands, except per share amounts)
                                    ASSETS

                                                   April 30,     January 31,
                                                      2004           2004
                                                   ---------     -----------
    Current assets
      Cash and cash equivalents                      $31,486        $28,605
      Accounts receivable, net of allowance of
       $1,333 and $1,512 at April 30, 2004 and
       January 31, 2004, respectively                 15,158         21,751
      Prepaid expenses and other current assets        4,048          3,331
                                                     -------       --------
    Total current assets                              50,692         53,687

    Property and equipment, net of accumulated
     depreciation of $17,953 and $17,140 at
     April 30, 2004 and January 31, 2004,
     respectively                                      6,099          6,690
    Capitalized software costs, net of accumulated
     amortization of $11,290 and $11,050 at
     April 30, 2004 and January 31, 2004,
     respectively                                      2,699          2,028
    Acquired developed technology, net of
     accumulated amortization of $12,308 and
     $11,153 at April 30, 2004 and January 31,
     2004, respectively                               13,392         14,547
    Goodwill, net of accumulated amortization of
     $3,405 at April 30, 2004 and January 31, 2004    20,806         21,193
    Customer relationships, net of accumulated
     amortization of $4,083 and $3,733 at
     April 30, 2004 and January 31, 2004,
     respectively                                      4,317          4,667
    Deferred loan costs, net of accumulated
     amortization of $1,096 and $1,028 at
     April 30, 2004 and January 31, 2004,
     respectively                                        612            680
    Other assets                                         694          1,087
                                                     -------       --------
    Total assets                                     $99,311       $104,579
                                                     =======       ========

    Current liabilities
      Accounts payable                                  $696           $913
      Accrued compensation and benefits                6,470          9,219
      Other accrued expenses                           5,650          4,520
      Income tax payable                                 148            181
      Deferred revenue                                28,475         25,231
      Accrued merger and restructuring costs           1,760          1,898
                                                     -------       --------
    Total current liabilities                         43,199         41,962
    Long-term debt                                       ---          6,250
    Other long-term liabilities                          196             49
                                                     -------       --------
    Total liabilities                                 43,395         48,261
                                                     -------       --------

    Commitments and Contingencies

    Stockholders' equity
      Preferred stock, $.01 par value:
        2,000 shares authorized; no shares
         issued or outstanding                           ---            ---
      Common stock, $.01 par value:
        100,000 shares authorized; 24,411 and
         24,357 shares issued at April 30, 2004
         and January 31, 2004, respectively              244            244
      Additional paid-in capital                     109,167        108,757
      Accumulated deficit                            (53,492)       (52,680)
      Less treasury stock, at cost: 1 common
       share at April 30, 2004 and January 31,
       2004                                               (3)            (3)
    Total stockholders' equity                        55,916         56,318
                                                     -------       --------
    Total liabilities and stockholders' equity       $99,311       $104,579
                                                     =======       ========


                             CARREKER CORPORATION
               Condensed Consolidated Statements of Operations
                                 (Unaudited)
                   (In thousands, except per share amounts)

                                                     Three Months Ended
                                                           April 30,
                                                      2004           2003
                                                     -------        -------
    Revenues:
      Consulting fees                                 $9,057         $6,751
      Software license fees                            5,856          6,578
      Software maintenance fees                       11,084          8,710
      Software implementation fees                     2,879          4,894
      Out-of-pocket expense reimbursements               890          1,323
                                                     -------        -------
        Total revenues                                29,766         28,256

    Cost of revenues:
      Consulting fees                                  4,529          4,969
      Software license fees                            1,598          1,721
      Software maintenance fees                        3,798          3,176
      Software implementation fees                     3,369          4,855
      Out-of-pocket expenses                             943          1,253
                                                     -------        -------
        Total cost of revenues                        14,237         15,974
                                                     -------        -------
    Gross profit                                      15,529         12,282

    Operating costs and expenses:
      Selling, general and administrative             12,654         11,933
      Research and development                         1,708          1,866
      Amortization of goodwill and intangible assets     350            350
      Litigation loss provision                        1,686            ---
      Restructuring and other charges                    367            684
                                                     -------        -------
        Total operating costs and expenses            16,765         14,833
                                                     -------        -------
    Loss from operations                              (1,236)        (2,551)

    Other income (expense):
      Interest income                                     48             80
      Interest expense                                  (108)          (418)
      Other income                                       484             16
                                                     -------        -------
        Total other income (expense)                     424           (322)
                                                     -------        -------
    Loss before provision for income taxes              (812)        (2,873)
    Provision for income taxes                           ---             94
                                                     -------        -------
    Net loss                                           $(812)       $(2,967)
                                                     =======        =======
    Basic loss per share                              $(0.03)        $(0.13)
                                                     =======        =======
    Diluted loss per share                            $(0.03)        $(0.13)
                                                     =======        =======
    Shares used in computing basic loss per share     24,376         23,547
                                                     =======        =======
    Shares used in computing diluted loss per share   24,376         23,547
                                                     =======        =======

SOURCE  Carreker Corporation
    -0-                             06/07/2004
    /CONTACT: Lisa Peterson, Executive Vice President and CFO of Carreker Corporation, +1-972-371-1454, or fax, +1-972-458-2567, or
lpeterson@carreker.com /
    /Web site:  http://www.fulldisclosure.com
                http://www.streetevents.com /
    /Web site:  http://www.carreker.com
                http://ir.carreker.com /
    (CANI)

CO:  Carreker Corporation
ST:  Texas
IN:  CPR FIN STW
SU:  ERN CCA MAV